UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1001436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, Oklahoma	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Existing Employment Agreements

On April 9, 2013, First Trinity Financial Corporation amended the existing employment agreements of its Chief Executive Officer, Gregg E. Zahn, and Chief Financial Officer, Jeffrey J. Wood. For additional information related to the Amendment to existing Employment Agreements, see item 5.02 and Exhibits 10.20 and 10.21 which are being filed with this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On April 9, 2013, First Trinity Financial Corporation (the “Company”) amended the Existing Employment Agreements (the “Amendments”) of Gregg E. Zahn, the Company’s Chief Executive Officer, and Jeffrey J. Wood, the Company’s Chief Financial Officer.

The first of the two Amendments reflects the changes to the terms and conditions of Mr. Zahn’s existing employment agreement originated on June 7, 2010, as reported in Form 8-K filed on June 11, 2010 and as amended on December 8, 2011, as reported in Form 8-K filed on December 13, 2011, and further amended on October 8, 2012, as reported in Form 8-K filed on October 10, 2012. The Amendments to Mr. Zahn’s base salary and bonuses provides three things:

1.

Mr. Zahn’s annual salary of $300,000 will increase annually on January 1st of each year by 6% (retroactive to January 1, 2013) during 2013 and in subsequent years as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,742; and 2017 - $401,466. Mr. Zahn’s base salary will be revisited when the Company’s assets reach $500,000,000.

2.

Mr. Zahn will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when the Company’s assets reach $200,000,000; $250,000 bonus when the Company’s assets reach $250,000,000; $300,000 bonus when the Company’s assets reach $300,000,000; $350,000 bonus when the Company’s assets reach $350,000,000; $400,000 bonus when the Company’s assets reach $400,000,000; $450,000 bonus when the Company’s assets reach $450,000,000 and $500,000 bonus when the Company’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. Mr. Zahn’s asset growth bonus will be revisited when the Company’s assets reach $500,000,000.

3.

Mr. Zahn will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of the Company each year after completion of the audit and the filing of the Company’s Form 10-K. The net profit bonus will be capped at 200% of Mr. Zahn’s base salary for the year the net profit bonus was calculated. The initial net profit bonus will be calculated for the year ended December 31, 2012.

The second of the two Amendments reflects the changes to the terms and conditions of Mr. Wood’s existing employment agreement originated on December 8, 2011, as reported in Form 8-K filed on December 13, 2011. The Amendment provides that Mr. Wood’s annual salary will be increased to $225,000 (retroactive to January 1, 2013).

Item 9.01	Financial Statements and Exhibits

The preceding descriptions of the Amendment to Existing Employment Agreements are a summary only and are qualified in their entirety by reference to the Amendments to Existing Employment Agreements, which are attached as Exhibits 10.20 and 10.21 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit 10.20	Third Amendment to Existing Employment Agreement between First Trinity Financial Corporation and Gregg E. Zahn, dated April 9, 2013.

Exhibit 10.21	First Amendment to Existing Employment agreement between First Trinity Financial Corporation and Jeffrey J. Wood, dated April 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation

Date: April 11, 2013	By:	/s/ Gregg E. Zahn

	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer